SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)        October 28, 2004
                                                        ------------------------



                               UNOCAL CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                    Delaware
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)



    1-8483                                   95-3825062
--------------------------------------------------------------------------------
(Commission File Number)                (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California         90245
--------------------------------------------------------------------------------

(Address of Principal Executive Offices)                       (Zip Code)



                                 (310) 726-7600
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02.  Results of Operations and Financial Condition;
Item 7.01.  Regulation FD Disclosure.

       In accordance with General Instructions B.2 and B.6 of Form 8-K, the information in this Form 8-K, including in Exhibits 99.1 and 99.2 hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

       On October 28, 2004, we issued a news release announcing our preliminary earnings for the third quarter and nine months ended September 30, 2004 and containing other information set forth therein. A copy of the news release is furnished with this report as Exhibit 99.1 and shall be deemed a part of and incorporated by reference into this Item 2.02 and Item 7.01 for all purposes.

       On October 28, 2004, we distributed for reference during our quarterly earnings call held on October 28, 2004 a summary of the significant variances in adjusted after-tax earnings by business segment between the third quarter of 2004 and the second quarter of 2004. A copy of this summary is furnished with this report as Exhibit 99.2 and shall be deemed a part of and incorporated by reference into this Item 2.02 and Item 7.01 for all purposes.

Item 9.01.  Financial Statements and Exhibits.

             (c)  Exhibits.

             99.1  Press Release dated October 28, 2004.

             99.2  Summary of Significant Variances dated October 28, 2004.


                                                     Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                 UNOCAL CORPORATION
                                                    (Registrant)




Date:  October 28, 2004                     By:  /s/Joe D. Cecil
-----------------------                          -------------------------------
                                                 Joe D. Cecil
                                                 Vice President and Comptroller

                                               Unocal
                                               2141 Rosecrans Avenue, Suite 4000
                                               El Segundo, California 90245

                                 [UNOCAL LOGO]

                                               NEWS RELEASE

                                               Contact:Barry Lane (Media)
                                                       310-726-7731
                                                       Robert Wright (Investors)
                                                       310-726-7665

              Unocal announces net earnings for third quarter 2004
              ----------------------------------------------------

       El Segundo, Calif., Oct. 28, 2004 - Unocal Corporation (NYSE: UCL) today reported preliminary net earnings for the third quarter 2004 of $330 million, or $1.23 per share (diluted), 117 percent above the $152 million, or 58 cents per share (diluted), reported in the same period a year ago. The earnings included a number of special items discussed below in connection with Unocal's adjusted after-tax earnings.

       Unocal's preliminary adjusted after-tax earnings for the third quarter 2004 were $294 million, or $1.09 per share (diluted). This compares with the Thomson/First Call mean of analyst estimates (published Oct. 25, 2004) of 96 cents per share. Unocal's adjusted after-tax earnings were $190 million, or 72 cents per share (diluted), in the third quarter 2003, and $231 million, or 86 cents per share (diluted), in the second quarter 2004. Adjusted after-tax earnings are net earnings excluding special items (discussed below) and the cumulative effect of accounting changes.

CONSOLIDATED RESULTS (UNAUDITED)                 3rd Q       2nd Q        3rd Q
                                           -------------------------------------
Millions of dollars except per share amounts      2004        2004         2003
--------------------------------------------------------------------------------
Earnings from continuing operations              $ 329       $ 282        $ 150
Earnings from discontinued operations                1          59            2
--------------------------------------------------------------------------------
Net earnings                                       330         341          152
--------------------------------------------------------------------------------
   Less:  Special items in continuing operations    35          54          (38)
   Less:  Special items in discontinued operations   1          56            -
--------------------------------------------------------------------------------
Adjusted after-tax earnings                      $ 294       $ 231        $ 190
================================================================================
DILUTED EARNINGS PER SHARE DATA (UNAUDITED)
Net earnings per share:
   Continuing operations                        $ 1.22      $ 1.04       $ 0.57
   Discontinued operations                        0.01        0.21         0.01
--------------------------------------------------------------------------------
Total net earnings per share                    $ 1.23      $ 1.25       $ 0.58
--------------------------------------------------------------------------------
Adjusted after-tax earnings per share           $ 1.09      $ 0.86       $ 0.72
--------------------------------------------------------------------------------
REVENUES FROM CONTINUING OPERATIONS (UNAUDITED)$ 1,993     $ 1,980      $ 1,535
================================================================================

       "We recorded another outstanding quarter, with the results driven by continued high commodity prices," said Charles R. Williamson, Unocal chairman and chief executive officer. "We continued to execute on our major development programs in the Caspian Sea, Thailand,

Bangladesh and deepwater Gulf of Mexico - programs that we believe will contribute to production growth in 2005 and 2006."

Recent operational and financial highlights
-------------------------------------------
       Some of Unocal's operational highlights and other developments during the third quarter include:
- Completed the buyback of $150 million of common stock, redemption of one-half of Unocal Capital Trust's outstanding preferred convertible securities and a contribution of $100 million to Unocal's qualified U.S. pension plan
- Ramped-up gross production at the deepwater West Seno project in Indonesia to 39,000 barrel-of-oil equivalent (BOE) per day at the end of the quarter; Unocal is operator of the production-sharing contract (PSC) with a 90% working interest
- Signed a resolution with other investors sanctioning the Phase 3 development of the Azeri-Chirag-Deepwater Gunashli (ACG) field in the Azerbaijan sector of the Caspian Sea (Unocal, 10.28% working interest)
- Progressed with construction on the Phase 1 and 2 developments of the Azerbaijan International Operating Company (AIOC) project in the Caspian Sea (Unocal, 10.28% working interest); first oil at the wellhead expected in early 2005 for Phase 1
- Approximately 85 percent of construction completed on the Baku-Tbilisi-Ceyhan export pipeline from the Caspian Sea (Unocal, 8.9% equity interest)
- Received approximately $67 million cash from the sale of Unocal's indirect interest in its last remaining oil and natural gas assets in Brazil; possible future payments contingent on achieving certain natural gas prices and/or volume thresholds
- Deepwater appraisal wells encountered hydrocarbons on the St. Malo prospect in the Gulf of Mexico (Unocal operator, 28.75% working interest) and on the deepwater Ranggas, Gehem and Gula prospects in Indonesia (Unocal operator of PSCs, 80% working interest)
- Completed deepwater Gulf of Mexico Sardinia well as dry hole, but encountered significant porous sandstones (Unocal operator, 40% working interest;
  3Q dry hole expense of about $1 million)
- Completed successful delineation drilling in the South Gomin operating area in the Gulf of Thailand; first gas production expected in 2006 (Unocal operator, 71.25% working interest)
- Elected not to proceed with its participation in five contracts to explore for, develop, and market natural gas resources int the Xihu Trough of the East China Sea

3Q 2004 financial and operating details
---------------------------------------
       In the third quarter 2004, after-tax special items included $38 million in tax benefits from prior-year audit settlements with federal and state tax authorities and a $16 million gain from the sale of some non-oil and gas properties. These were offset partially by $17 million in environmental and litigation provisions. All of the special items are detailed in the Adjusted After-tax Earnings Reconciliation table included at the end of this news release.

       Unocal's third quarter 2004 adjusted after-tax earnings (compared with 3Q
2003) reflected higher worldwide crude oil and natural gas prices and lower net interest expense and litigation costs. These positive factors were partially offset by lower North America natural gas and liquids production, Xihu Trough (China) exit costs and power generation impairments.

       Worldwide hydrocarbon liquids and natural gas production for the third quarter 2004 averaged 407,000 BOE per day, compared with 441,000 BOE per day in the same period a year ago. The production decline was due primarily to the sale of oil and gas producing assets in North America, which accounted for nearly 27,000 BOE per day during 2003, Gulf of Mexico storms that reduced production by 2,400 BOE per day, natural production declines in North America, and lower contractor's cost recovery barrels from certain PSCs in Asia, as a result of higher commodity prices and recovery of sunk costs, which reduced production by about 7,200 BOE per day. Higher liquids production in Thailand and from the West Seno field in Indonesia partially offset these negative factors.

       Third-quarter 2004 worldwide price realizations (including hedging activities) for natural gas averaged $3.90 per thousand cubic feet (mcf), up from $3.60 during the prior year's third quarter. The company's third quarter 2004 worldwide liquids price realizations (including hedging activities) were $38.85 per barrel, up from $27.28 in the third quarter 2003. Hedging activities in the 2004 third quarter decreased worldwide liquids realizations by $1.51 per barrel and decreased worldwide natural gas realizations by 3 cents per mcf.

       Unocal's preliminary EBITDAX for the third quarter 2004 was $884 million, or $3.22 per share (diluted). This compares with $709 million, or $2.60 per share (diluted), for the same period in 2003. EBITDAX is net earnings before interest, taxes, depreciation, depletion and amortization, impairments, exploration expenses, dry hole costs, special items, and the cumulative effect of accounting changes.

       The company's total consolidated long-term debt (including current maturities) was $3.1 billion at Sept. 30, 2004. Because of an accounting rule change, in the first quarter 2004 the $522 million obligation for the Unocal Capital Trust convertible preferred securities was removed from the balance sheet and replaced by a debt liability of $538 million in 6-1/4-percent junior subordinated debentures of Unocal payable to Unocal Capital Trust. Approximately $269 million of this debt liability was repaid or converted to common stock in the third quarter 2004 in connection with Unocal's partial redemption of the trust's convertible preferred securities.

       Unocal's cash and cash-equivalents were $780 million at Sept. 30, 2004.

Nine-months results
-------------------
       Preliminary net earnings for the first nine months of 2004 were $940 million, or $3.48 per share (diluted), compared with $463 million, or $1.78 per share (diluted), reported for the same period a year ago.

       Unocal's preliminary adjusted after-tax earnings for the nine months 2004 were $764 million, or $2.84 per share (diluted). Unocal's adjusted after-tax earnings were $610 million, or $2.32 per share (diluted), for the nine months 2003.

                                                        For the Nine Months
CONSOLIDATED RESULTS (UNAUDITED)                        Ended September 30,
                                                     ---------------------------
Millions of dollars except per share amounts                  2004         2003
--------------------------------------------------------------------------------
Earnings from continuing operations                          $ 877        $ 529
Earnings from discontinued operations                           63           17
Cumulative effect of accounting changes                          -          (83)
--------------------------------------------------------------------------------
Net earnings                                                   940          463
--------------------------------------------------------------------------------
   Less:  Special items in continuing operations               119          (72)
   Less:  Special items in discontinued operations              57            8
   Less:  Cumulative effect of accounting changes                -          (83)
--------------------------------------------------------------------------------
Adjusted after-tax earnings                                  $ 764        $ 610
================================================================================
DILUTED EARNINGS PER SHARE DATA (UNAUDITED)
Net earnings per share:
   Continuing operations                                    $ 3.25       $ 2.02
   Discontinued operations                                    0.23         0.06
   Cumulative effect of accounting changes                       -        (0.30)
--------------------------------------------------------------------------------
Total net earnings per share                                $ 3.48       $ 1.78
--------------------------------------------------------------------------------
Adjusted after-tax earnings per share                       $ 2.84       $ 2.32
--------------------------------------------------------------------------------
REVENUES FROM CONTINUING OPERATIONS (UNAUDITED)            $ 5,858      $ 4,930
================================================================================

4Q 2004 earnings outlook
------------------------
       For the fourth quarter 2004, Unocal is forecasting adjusted after-tax earnings of $1.15 to $1.30 per share (diluted). This forecast compares with the Thomson/First Call mean of analyst estimates (published Oct. 25, 2004) of 99 cents per share for the fourth quarter 2004. Unocal's fourth quarter forecast assumes average NYMEX benchmark prices of $53.00 per barrel of crude oil and $7.30 per million British thermal units (mmBtu) for North America natural gas for the period.

       Unocal's fourth quarter 2004 adjusted after-tax earnings are expected to change $8 million for every $1 change in its average worldwide realized price for crude oil and $3 million for every 10-cent change in its average realized North America natural gas price, excluding the effect of hedging activities.

       The forecast also assumes pretax dry hole costs in the fourth quarter of $50 to $75 million.

       The fourth-quarter adjusted after-tax earnings forecast excludes special items and accounting changes. Because of the inherent uncertainty related to determining whether or when these items will occur and quantifying their dollar impact, Unocal does not believe it is able to provide a meaningful forecast of fourth-quarter net earnings.

2004 production outlook
-----------------------
       Unocal currently expects worldwide production for the full-year 2004 to exceed 405,000 BOE per day.

       The company's updated 2004-2005 net production outlook can be found in the Data Warehouse section of Unocal's Investor Relations web site, www.unocal.com. This document provides additional detailed ranges of the numerous areas of production, which describe the company's lowest and highest production estimates in those areas. In locations where Unocal is limited by market demand or pipeline capacity, the range is between the contract minimum and the highest past production or the estimated capacity limits of the producing assets. A sensitivity factor is provided to adjust future production for the impacts of PSC adjustments due to changes in oil prices.

About Unocal Corporation
------------------------
       Unocal is one of the world's leading independent natural gas and crude oil exploration and production companies. The company's principal oil and gas activities are in Asia and North America.

Conference call/financial database
----------------------------------
       Unocal will webcast its quarterly earnings conference call today at 1 p.m. PDT (4 p.m. EDT) over the Internet. To listen to the live webcast, go to the Investor Relations section of the Unocal web site, www.unocal.com. Replays of the conference call, including questions and answers, will be available.

       Additional financial tables for the third quarter 2004 and the comparable prior periods are available in the company's "Quarterly Fact Book," which is posted in the Data Warehouse in the Investor Relations section of the company's web site. The Quarterly Fact Book is also available upon request from Unocal Investor Relations.
                                    * * * * *
Forward-Looking Statements; Preliminary 2004 Third Quarter Results This news release contains forward-looking statements about matters such as drilling and development plans and operations; dry hole costs; production rates, timing and growth; commodity prices; contingent payments pursuant to completed transactions; and adjusted after-tax earnings. Although these statements are based upon Unocal's current expectations and beliefs, they are subject to known and unknown risks and uncertainties that could cause actual results and outcomes to differ materially from those described in, or implied by, the forward-looking statements, including volatility in commodity prices; the company's ability to find or acquire commercially productive oil and gas reservoirs and to develop and produce deepwater fields and other complex projects in a timely and cost-effective manner; local demand, infrastructure and the distance to markets for the company's hydrocarbon production; the accuracy of the company's estimates and judgments regarding hydrocarbon resources and formations; decline rates of producing properties; adverse geological and other operational factors; the extent of the company's operating cash flow and other capital resources available to fund its capital expenditures; international and domestic regulatory, political, and economic considerations; negotiations with, and performance by, foreign government entities, joint venture partners, independent contractors, equipment suppliers, operators of properties in which the company has an interest, and other third parties; competition within the company's highly competitive industry; and other factors discussed in Unocal's 2003 Annual Report on Form 10-K, as amended, and subsequent reports filed by Unocal with the U.S. Securities and Exchange Commission (SEC).

Copies of the company's SEC filings are available from the company by calling 800-252-2233 or from the SEC by calling 800-SEC-0330. The reports are also available on the Unocal web site, www.unocal.com. Unocal undertakes no obligation to update the forward-looking statements in this news release to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

In addition, disclosures in this news release, including in the attached tables, regarding Unocal's third quarter 2004 financial results are preliminary. These disclosures are subject to change in connection with Unocal's preparation and filing of its Form 10-Q for the third quarter 2004.

Supplemental Non-GAAP Financial Measures
----------------------------------------
The news release includes certain "non-GAAP financial measures" as defined under SEC regulations. Specifically, Unocal has referred to (1) adjusted after-tax earnings and (2) EBITDAX. Adjusted after-tax earnings are defined as net earnings excluding special items and cumulative effects of accounting changes. EBITDAX is defined as net earnings before interest, taxes, depreciation, depletion and amortization, asset impairments, exploration expenses, dry hole costs, special items and cumulative effects of accounting changes.

Special items represent certain significant matters which positively or negatively impact net earnings and that management determines to be not representative of the company's ongoing operations. Examples include: gain/loss from major asset sales; environmental remediation costs related primarily to inactive, closed or previously owned company facilities and third party sites; costs or settlements associated with major restructuring plans; litigation settlement costs primarily associated with former company operations or closed/inactive facilities; significant impairments due to changes in commodity prices; material damage to company facilities or operations due to fire, explosion, earthquakes, storms or other "acts of god" not covered by insurance; certain costs associated with major acquisitions including litigation and significant trading derivatives; and insurance recoveries associated with former company operations or for costs incurred in prior years.

Unocal's management believes that adjusted after-tax earnings is a useful supplemental financial measure to investors and analysts because it facilitates a focus on the company's ongoing operations and allows for convenient comparisons to the company's prior reporting periods. Adjusted after-tax earnings is also used as a factor in calculating various performance measures in connection with payments under the company's annual bonus plan, and it is used by management as a factor in reviewing business unit performance. Unocal's management believes that EBITDAX is helpful to investors and analysts because it facilitates a comparison of companies like Unocal that use the "successful efforts" accounting method with other companies in the exploration and production industry that utilize the "full-cost" method of accounting.

Adjusted after-tax earnings and EBITDAX are not substitutes for net earnings determined in accordance with GAAP as a measure of profitability or other GAAP financial measures. Special items excluded from these non-GAAP measures do in fact positively or negatively impact net earnings. Other companies may define special items differently, and the Thomson/First Call mean of analyst estimates may not use a similar definition. Hence, these measures may not be comparable with similarly titled amounts reported by other companies or analyst estimates reported by Thomson/First Call.

A quantitative historical reconciliation of adjusted after-tax earnings and EBITDAX to GAAP net earnings is found in this news release, including certain of the tables accompanying the text.

                                    * * * * *

CONSOLIDATED EARNINGS (UNAUDITED)                                             UNOCAL CORPORATION

                                                               For the Three Months     For the Nine Months
                                                              Ended September 30,       Ended September 30,
                                                             -------------------------------------------------
Millions of dollars except per share amounts                      2004         2003         2004         2003
--------------------------------------------------------------------------------------------------------------
Revenues
Sales and operating revenues                                   $ 1,961      $ 1,472      $ 5,712      $ 4,797
Interest, dividends and miscellaneous income                         6           (2)          36           18
Gain on sales of assets                                             26           65          110          115
--------------------------------------------------------------------------------------------------------------
      Total revenues                                             1,993        1,535        5,858        4,930
Costs and other deductions
Crude oil, natural gas and product purchases                       772          447        2,288        1,629
Operating expense                                                  316          344          978          962
Administrative and general expense                                  35           61          144          199
Depreciation, depletion and amortization                           248          231          720          744
Impairments                                                         28           83           42           86
Dry hole costs                                                      12           14           77           95
Exploration expense                                                 51           39          149          182
Interest expense                                                    40           45          127          119
Property and other operating taxes                                  19           18           61           61
Distributions on convertible preferred
 securities of subsidiary trust                                      -            8            -           24
--------------------------------------------------------------------------------------------------------------
      Total costs and other deductions                           1,521        1,290        4,586        4,101

Earnings from equity investments                                    31           54          106          150
--------------------------------------------------------------------------------------------------------------

Earnings from continuing operations before
     income taxes and minority interests                           503          299        1,378          979
--------------------------------------------------------------------------------------------------------------
Income taxes                                                       172          145          495          442
Minority interests                                                   2            4            6            8
--------------------------------------------------------------------------------------------------------------
Earnings from continuing operations                                329          150          877          529
Earnings from discontinued operations (a)                            1            2           63           17
Cumulative effect of accounting changes (b)                          -            -            -          (83)
--------------------------------------------------------------------------------------------------------------
      Net earnings                                               $ 330        $ 152        $ 940        $ 463
==============================================================================================================
Basic earnings per share of common stock (c)
      Continuing operations                                     $ 1.25       $ 0.58       $ 3.34       $ 2.05
      Discontinued operations                                     0.01         0.01         0.24         0.06
      Cumulative effect of accounting changes                        -            -            -        (0.32)
--------------------------------------------------------------------------------------------------------------
      Net earnings                                              $ 1.26       $ 0.59       $ 3.58       $ 1.79
==============================================================================================================
Diluted earnings per share of common stock (d)
      Continuing operations                                     $ 1.22       $ 0.57       $ 3.25       $ 2.02
      Discontinued operations                                     0.01         0.01         0.23         0.06
      Cumulative effect of accounting changes                        -            -            -        (0.30)
--------------------------------------------------------------------------------------------------------------
      Net earnings                                              $ 1.23       $ 0.58       $ 3.48       $ 1.78
==============================================================================================================
Cash dividends declared per share of common stock               $ 0.20       $ 0.20       $ 0.60       $ 0.60
--------------------------------------------------------------------------------------------------------------
(a)  Net of tax (benefit)                                          $ 1          $ 2         $ 33         $ 11
(b)  Net of tax (benefit)                                          $ -          $ -          $ -        $ (48)
(c)  Basic weighted average shares outstanding  (in thousands) 262,628      258,525      262,839      258,244
(d)  Diluted weighted average shares outstanding (in thousands)274,287      272,691      276,292      272,771

CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)                                            UNOCAL CORPORATION

                                                                         At September 30,    At December  31,
Millions of dollars                                                                  2004                2003
--------------------------------------------------------------------------------------------------------------
Assets
Cash and cash equivalents                                                           $ 780               $ 404
Other current assets - net                                                          1,699               1,587
Investments and long-term receivables - net                                           827                 892
Properties - net                                                                    8,639               8,324
Goodwill                                                                              133                 131
Other assets                                                                          442                 460
--------------------------------------------------------------------------------------------------------------

   Total assets                                                                  $ 12,520            $ 11,798
==============================================================================================================

Liabilities and Stockholders' Equity
Current liabilities (a)                                                           $ 2,163             $ 2,085
Long-term debt and capital leases                                                   2,842               2,635
Deferred income taxes                                                                 737                 704
Accrued abandonment, restoration and environmental liabilities                        891                 844
Other deferred credits and liabilities                                              1,016                 960
Minority interests                                                                     37                  39

Convertible preferred securities of a subsidiary trust                                  -                 522

Stockholders' equity                                                                4,834               4,009
--------------------------------------------------------------------------------------------------------------
   Total liabilities and stockholders' equity                                    $ 12,520            $ 11,798
==============================================================================================================
(a)  Includes current portion of Long-term debt and capital leases of:                235                 248

CONSOLIDATED CASH FLOWS (UNAUDITED)                                                        UNOCAL CORPORATION

                                                                                       For the Nine Months
                                                                                       Ended September 30,
                                                                                ------------------------------
Millions of dollars                                                                   2004               2003
--------------------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities
Net earnings                                                                         $ 940              $ 463
Adjustments to reconcile net earnings to
    net cash provided by operating activities
      Depreciation, depletion and amortization                                         720                746
      Impairments                                                                       42                 86
      Dry hole costs                                                                    77                 95
      Amortization of exploratory leasehold costs                                       47                 88
      Deferred income taxes                                                             13                102
      Gain on sales of assets                                                         (110)              (115)
      Gain on disposal of discontinued operations                                      (86)               (13)
      Pension expense net of contributions                                             (35)                65
      Restructuring provisions net of payments                                         (18)                22
      Cumulative effect of accounting changes                                            -                 83
      Other                                                                            (13)                 5
Working capital and other changes related to operations
     Accounts and notes receivable                                                      41                (15)
     Inventories                                                                       (57)               (35)
     Accounts payable                                                                   54                 20
     Taxes payable                                                                      29                 55
     Other                                                                              48                  1
--------------------------------------------------------------------------------------------------------------
            Net cash provided by operating activities                                1,692              1,653
--------------------------------------------------------------------------------------------------------------
Cash Flows from Investing Activities
   Capital expenditures (includes dry hole costs)                                   (1,243)            (1,296)
   Proceeds from sales of assets                                                       278                343
   Proceeds from sales of discontinued operations                                      123                 11
   Return of capital from affiliate company                                             48                  -
--------------------------------------------------------------------------------------------------------------
            Net cash used in investing activities                                     (794)              (942)
--------------------------------------------------------------------------------------------------------------
Cash Flows from Financing Activities
   Long-term borrowings                                                                137                154
   Reduction of long-term debt and capital lease obligations                          (247)              (156)
   Minority interests                                                                   (2)              (257)
   Repurchases of common stock                                                        (170)                 -
   Repurchases of preferred securities                                                (253)                 -
   Proceeds from issuance of common stock                                              149                 15
   Dividends paid on common stock                                                     (158)              (155)
   Loans to key employees                                                               24                  -
   Other                                                                                (2)                 5
--------------------------------------------------------------------------------------------------------------
         Net cash used in financing activities                                        (522)              (394)
--------------------------------------------------------------------------------------------------------------
Net increase in cash and cash equivalents                                              376                317
--------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at beginning of year                                         404                168
--------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                                           $ 780              $ 485
==============================================================================================================

NET EARNINGS AND ADJUSTED AFTER-TAX EARNINGS
BY BUSINESS SEGMENT (UNAUDITED)
                                                                           3rd Q 2004             2nd Q 2004
                                                                     ----------------------------------------------
                                                                                 Adjusted               Adjusted
                                                                        Net     After-Tax      Net     After-Tax
Millions of dollars                                                   Earnings  Earnings (a) Earnings  Earnings (a)
-------------------------------------------------------------------------------------------------------------------
Exploration and Production
   North America
          U.S.                                                            $ 97         $ 99     $ 108         $ 86
          Canada                                                            15           15        16           16
                                                                     ----------------------------------------------
               Total North America                                         112          114       124          102
   International
          Asia                                                             189          189       137          137
          Other                                                             31           31        29           29
                                                                     ----------------------------------------------
               Total International                                         220          220       166          166
                                                                     ----------------------------------------------
Total Exploration and Production                                           332          334       290          268
                                                                     ----------------------------------------------
Midstream and Marketing                                                     12           12        18           18
Geothermal                                                                   3            3        57           11
Corporate and Other
          Administrative and General                                       (19)         (19)      (21)         (21)
          Interest Expense - Net                                           (26)         (26)      (33)         (33)
          Environmental and Litigation                                     (20)          (3)      (11)          (3)
          Other                                                             47           (7)      (18)         (12)
-------------------------------------------------------------------------------------------------------------------
After-tax earnings from continuing operations                              329          294       282          228
After-tax earnings from discontinued operations                              1            -        59            3
-------------------------------------------------------------------------------------------------------------------
After-tax earnings                                                       $ 330        $ 294     $ 341        $ 231
===================================================================================================================
(a)  For a reconciliation to net earnings, see the Adjusted After-Tax Earnings Reconciliation table.

NET EARNINGS AND ADJUSTED AFTER-TAX EARNINGS
BY BUSINESS SEGMENT (UNAUDITED)
                                                                           3rd Q 2004             3rd Q 2003
                                                                     ----------------------------------------------
                                                                                 Adjusted               Adjusted
                                                                        Net     After-Tax      Net     After-Tax
Millions of dollars                                                   Earnings  Earnings (a) Earnings  Earnings (a)
-------------------------------------------------------------------------------------------------------------------
Exploration and Production
   North America
          U.S.                                                            $ 97         $ 99      $ 87         $ 95
          Canada                                                            15           15        15           15
                                                                     ----------------------------------------------
               Total North America                                         112          114       102          110
   International
          Asia                                                             189          189       113          113
          Other                                                             31           31        23           23
                                                                     ----------------------------------------------
               Total International                                         220          220       136          136
                                                                     ----------------------------------------------
Total Exploration and Production                                           332          334       238          246
                                                                     ----------------------------------------------
Midstream and Marketing                                                     12           12        19           20
Geothermal                                                                   3            3        19           19
Corporate and Other
          Administrative and General                                       (19)         (19)      (21)         (21)
          Interest Expense - Net                                           (26)         (26)      (32)         (32)
          Environmental and Litigation                                     (20)          (3)      (33)         (15)
          Other                                                             47           (7)      (40)         (29)
-------------------------------------------------------------------------------------------------------------------
After-tax earnings from continuing operations                              329          294       150          188
After-tax earnings from discontinued operations                              1            -         2            2
-------------------------------------------------------------------------------------------------------------------
After-tax earnings                                                       $ 330        $ 294     $ 152        $ 190
===================================================================================================================
(a)  For a reconciliation to net earnings, see the Adjusted After-Tax Earnings Reconciliation table.

NET EARNINGS AND ADJUSTED AFTER-TAX EARNINGS
BY BUSINESS SEGMENT (UNAUDITED)
                                                                        For the Nine Months Ended September 30,
                                                                      --------------------------------------------
                                                                            2004       2004       2003       2003
                                                                      --------------------------------------------
                                                                                  Adjusted              Adjusted
                                                                         Net     After-Tax     Net     After-Tax
Millions of dollars                                                     Earnings Earnings (a) Earnings Earnings (a)
------------------------------------------------------------------------------------------------------------------
Exploration and Production
   North America
          U.S.                                                             $ 318      $ 277      $ 310      $ 299
          Canada                                                              43         43         47         43
                                                                      --------------------------------------------
               Total North America                                           361        320        357        342
   International
          Asia                                                               484        484        371        371
          Other                                                               77         77         52         52
                                                                      --------------------------------------------
               Total International                                           561        561        423        423
                                                                      --------------------------------------------
Total Exploration and Production                                             922        881        780        765
                                                                      --------------------------------------------
Midstream and Marketing                                                       53         53         49         50
Geothermal                                                                    97         30         38         38
Corporate and Other
          Administrative and General                                         (67)       (67)       (66)       (66)
          Interest Expense - Net                                             (91)       (91)       (91)       (91)
          Environmental and Litigation                                       (47)       (11)       (78)       (20)
          Other                                                               10        (37)      (103)       (75)
------------------------------------------------------------------------------------------------------------------
After-tax earnings from continuing operations                                877        758        529        601
After-tax earnings from discontinued operations                               63          6         17          9
Cumulative effect of accounting changes                                        -          -        (83)         -
------------------------------------------------------------------------------------------------------------------
After-tax earnings                                                         $ 940      $ 764      $ 463      $ 610
==================================================================================================================
(a)  For a reconciliation to net earnings, see the Adjusted After-Tax Earnings Reconciliation table.

OPERATING HIGHLIGHTS
                                                   For the            For the
                                                 Three Months       Nine Months
                                             Ended September 30,Ended September 30,
                                             --------------------------------------
                                                 2004      2003     2004      2003
-----------------------------------------------------------------------------------
North America Net Daily Production
  Liquids (thousand barrels)
     U.S. (a)                                      51        63       54        67
     Canada                                        16        17       16        17
-----------------------------------------------------------------------------------
          Total liquids                            67        80       70        84
  Natural gas - dry basis (million cubic feet)
     U.S. (a)                                     486       644      503       709
     Canada                                        83        90       83        91
-----------------------------------------------------------------------------------
          Total natural gas                       569       734      586       800
North America Average Prices (excluding hedging activities) (b)
  Liquids (per barrel)
     U. S.                                    $ 40.37   $ 28.41  $ 35.77   $ 28.64
     Canada                                   $ 35.43   $ 24.02  $ 31.22   $ 25.37
          Average                             $ 39.23   $ 27.47  $ 34.75   $ 27.96
  Natural gas (per mcf)
     U. S.                                    $  5.13   $  4.52  $  5.12   $  5.03
     Canada                                   $  5.23   $  4.96  $  5.32   $  5.24
          Average                             $  5.14   $  4.57  $  5.15   $  5.05
-----------------------------------------------------------------------------------
North America Average Prices (including hedging activities) (b)
  Liquids (per barrel)
     U. S.                                    $ 35.97   $ 28.27  $ 31.63   $ 28.18
     Canada                                   $ 35.43   $ 24.02  $ 31.22   $ 25.37
          Average                             $ 35.85   $ 27.36  $ 31.54   $ 27.59
  Natural gas (per mcf)
     U. S.                                    $  5.06   $  4.56  $  5.19   $  4.78
     Canada                                   $  5.01   $  4.64  $  5.04   $  4.93
          Average                             $  5.05   $  4.57  $  5.17   $  4.79
-----------------------------------------------------------------------------------
(a)  Includes proportional interests in production of equity investees.
(b)  Excludes gains/losses on derivative positions not accounted for as hedges and ineffective portions of hedges.


OPERATING HIGHLIGHTS (CONTINUED)
                                                   For the            For the
                                                 Three Months       Nine Months
                                             Ended September 30,Ended September 30,
                                             --------------------------------------
                                                 2004      2003     2004      2003
-----------------------------------------------------------------------------------
International Net Daily Production (c)
  Liquids  (thousand barrels)
     Asia                                          70        59       66        58
     Other (a                                      18        20       19        20
-----------------------------------------------------------------------------------
          Total liquids                            88        79       85        78
  Natural gas - dry basis (million cubic feet)
     Asia                                         927       934      888       956
     Other (a)                                     15        23       24        23
-----------------------------------------------------------------------------------
          Total natural gas                       942       957      912       979
International Average Prices (d)
  Liquids (per barrel)
     Asia                                     $ 41.04   $ 26.64  $ 35.58   $ 26.92
     Other                                    $ 42.33   $ 29.25  $ 36.63   $ 27.76
          Average                             $ 41.27   $ 27.20  $ 35.80   $ 27.11
  Natural gas (per mcf)
     Asia                                     $  3.19   $  2.86  $  3.09   $  2.79
     Other                                    $  4.21   $  4.57  $  4.18   $  4.45
          Average                             $  3.20   $  2.87  $  3.10   $  2.80
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
Worldwide Net Daily Production (a) (c)
  Liquids  (thousand barrels)                     155       159      155       162
  Natural gas - dry basis (million cubic feet)  1,511     1,691    1,498     1,779
  Barrels oil equivalent (thousands)              407       441      405       458
Worldwide Average Prices (excluding hedging activities) (b)
  Liquids (per barrel)                        $ 40.36   $ 27.34  $ 35.32   $ 27.55
  Natural gas (per mcf)                       $  3.93   $  3.60  $  3.91   $  3.79
Worldwide Average Prices (including hedging activities) (b)
  Liquids (per barrel)                        $ 38.85   $ 27.28  $ 33.85   $ 27.36
  Natural gas (per mcf)                       $  3.90   $  3.60  $  3.92   $  3.68
-----------------------------------------------------------------------------------
(a)  Includes proportional interests in production of equity investees.
(b)  Excludes gains/losses on derivative positions not accounted for as hedges and ineffective portions of hedges.
(c)  International production is  presented utilizing the economic interest method.
(d)  International did not have any hedging activities.

ADJUSTED AFTER-TAX EARNINGS RECONCILIATION (UNAUDITED)                                  3rd Q      2nd Q     3rd Q
                                                                                    -------------------------------
Millions of dollars except per share amounts                                             2004       2004      2003
-------------------------------------------------------------------------------------------------------------------
Net earnings                                                                            $ 330      $ 341     $ 152
-------------------------------------------------------------------------------------------------------------------
Less: Special items from continuing operations
   E&P - North America - U.S.
        Asset sales                                                                        (2)        22        23
        Impairment                                                                          -          -       (31)
   Midstream & Marketing
        Impairment                                                                          -          -        (1)
   Geothermal
        PGI settlement                                                                      -         46         -
   Corporate and Other
        Asset sales                                                                        16          -         -
        Environmental and litigation provisions                                           (17)       (13)      (23)
        Net tax adjustments for settlements / assessments                                  38         27         -
        Restructuring provisions                                                            -          1        (6)
        Provision related to Agrium arbitration settlement                           .               (29)        -
Less: Special items from discontinued operations
        Gain on asset disposals                                                             1         56         -
-------------------------------------------------------------------------------------------------------------------
     Adjusted after-tax earnings                                                        $ 294      $ 231     $ 190
===================================================================================================================
     Adjusted after-tax earnings per share (diluted)                                   $ 1.09     $ 0.86    $ 0.72
===================================================================================================================

ADJUSTED AFTER-TAX EARNINGS (UNAUDITED)                                                 For the Nine Months
                                                                                        Ended September 30,
                                                                                     --------------------------
Millions of dollars except per share amounts                                                 2004         2003
---------------------------------------------------------------------------------------------------------------
Net earnings                                                                                $ 940        $ 463
---------------------------------------------------------------------------------------------------------------
Less: Special items from continuing operations
   E&P - North America - U.S.
        Asset sales                                                                            26           43
        Impairment                                                                              -          (31)
        Litigation provisions / settlements                                                    15           (1)
   E&P - North America - Canada
        Derivatives -- non-hedging                                                              -            4
   Midstream & Marketing
        Impairment                                                                              -           (1)
   Geothermal
        Asset sales                                                                            21            -
        PGI settlement                                                                         46            -
   Corporate and Other
        Asset sales                                                                            16            -
        Environmental and litigation provisions                                               (42)         (63)
        Net tax adjustments for settlements / assessments                                      65            -
        Restructuring provisions                                                                1          (23)
        Provision related to Agrium arbitration settlement                                    (29)           -
Less: Special items from discontinued operations
        Gain on asset disposals                                                                57            8
Less: Cumulative effect of accounting changes                                                   -          (83)
---------------------------------------------------------------------------------------------------------------
     Adjusted after-tax earnings                                                            $ 764        $ 610
===============================================================================================================
     Adjusted after-tax earnings per share (diluted)                                       $ 2.84       $ 2.32
===============================================================================================================

EBITDAX RECONCILIATION (UNAUDITED)                               For the Three Months       For the Nine Months
                                                                 Ended September 30,        Ended September 30,
                                                              -----------------------------------------------------
Millions of dollars except per share amounts                          2004          2003         2004         2003
-------------------------------------------------------------------------------------------------------------------
Net Earnings                                                         $ 330         $ 152        $ 940        $ 463
Less:
   Special items from continuing operations                             35           (38)         119          (72)
   Special items from discontinued operations                            1             -           57            8
   Cumulative effect of accounting changes                               -             -            -          (83)
-------------------------------------------------------------------------------------------------------------------
Adjusted after-tax earnings                                            294           190          764          610
Add-backs to adjusted after-tax earnings:
      Depreciation, depletion and amortization (a)                     248           231          720          746
      Impairments                                                       28            31           42           34
      Dry hole costs                                                    12            14           77           95
      Exploration expenses (including amortization of
       undeveloped leasehold costs)                                     51            39          149          182
      Current income taxes                                             145            62          412          300
      Deferred income taxes                                             66            97          111          171
      Interest expense (b)                                              40            45          127          119
-------------------------------------------------------------------------------------------------------------------
         EBITDAX                                               $           8$4          70$        2,40$        2,257
===================================================================================================================
EBITDAX per share (diluted)                                         $ 3.22        $ 2.60       $ 8.69       $ 8.29
(a)  Includes DD&A from discontinued operations of:                      -             -            -            2
(b)  Net of capitalized interest of:                                    18            11           44           46

                                      #####